EXHIBIT 99.4


ENRON NAMES STEPHEN F. COOPER INTERIM CEO AND CHIEF RESTRUCTURING OFFICER; RETAINS ZOLFO COOPER FOR COMPANY RESTRUCTURING; NAMES MEMBERS OF OFFICE OF CHIEF EXECUTIVE

FOR IMMEDIATE RELEASE: Tuesday, January 29, 2002

HOUSTON - Enron (ENRNQ) announced today that Stephen F. Cooper has been named interim CEO and chief restructuring officer. Cooper is the managing partner of Zolfo Cooper, LLC, a corporate recovery and crisis management firm, and has more than 30 years experience leading companies through operational and financial reorganizations. Cooper will be joined by a team of Zolfo Cooper professionals who will assist with Enron's restructuring effort.

Enron's Board of Directors, working in cooperation with its Creditors Committee, made the decision after a review of candidates last week.

In addition, the company also named members of the Office of the Chief Executive, which will include Cooper, Jeff McMahon, who has been named president and chief operating officer, and Ray Bowen, who has been named executive vice president and chief financial officer. McMahon formerly was chief financial officer, and Bowen had been treasurer.

The members of Enron's Office of the Chief Executive are scheduled to hold a media call later today, details of which will be released separately.

Cooper and his team are expected to begin working immediately with Enron's current management and its Creditors Committee on the company's continuing efforts to reorganize and emerge from bankruptcy.

"Our focus is on the future of Enron. With more than 19,000 employees worldwide, Enron has real businesses with real value," said Cooper. "We will work closely with the Board of Directors, management, and the Creditors Committee to develop a reorganization plan to maximize value for the company's stakeholders."

Following the resignation last week of former Enron Chairman and CEO Kenneth L. Lay, the Board intends to promptly focus on the selection of a new chairman.


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Enron also announced, in accordance with the previously disclosed Master
Agreement with UBS Warburg concerning its purchase of Enron's North American wholesale natural gas and power trading business, that Lawrence G. Whalley has resigned his position as president and chief operating officer of Enron and will accept a position with UBS Warburg. Details of the UBS transaction were announced on Jan. 15 and can be accessed in the pressroom of Enron's web site, www.enron.com.

Zolfo Cooper has worked on more than 500 engagements, including Federated Department Stores, Sunbeam, Laidlaw, Washington Group International, Polaroid Corporation, Morrison Knudsen, Pegasus Gold, NationsRent, and ICG
Communications.

Zolfo Cooper's 85 professionals have in-depth expertise in operational and financial management. Working with senior management, Zolfo Cooper has a demonstrated track record in rapidly stabilizing businesses while developing a tactical plan to meet short-term financial needs and a strategic plan for long-term financial viability. Founded in 1982, Zolfo Cooper is headquartered in New York, with offices in New Jersey and Los Angeles. Zolfo Cooper's Internet address is www.zolfocooper.com.

Enron delivers energy and other physical commodities and provides other energy services to customers around the world. Enron's Internet address is www.enron.com.

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results could differ materially as a result of known and unknown risks and uncertainties, including: various regulatory issues, the outcome of the company's Chapter 11 process, the consummation of the transaction described above, general economic conditions, future trends, and other risks, uncertainties and factors disclosed in the Company's most recent reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.







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